UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 25, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on Form 8-K filed November 22, 2016, PhotoMedex, Inc. (the “Company”) (NASDAQCM and TASE: PHMD) received written notification (the “Notice”) on November 18, 2016 from The NASDAQ Stock Market LLC (“NASDAQ”) that the Company’s stockholder equity reported on its Form 10-Q for the period ended September 30, 2016 had fallen below the minimum requirement of $2.5 million, and that the Company was therefore not in compliance with the requirements for continued listing on the NASDAQ Capital Market under NASDAQ Marketplace Rule 5550(b)(1). The Notice provided the Company with a period of 45 calendar days, or until January 2, 2017, to submit a plan to regain compliance with the listing rules; that plan was filed with NASDAQ on January 10, 2017 under a one-week extension due to the holiday period.

NASDAQ has granted the Company an extension of time to comply with the Rule until March 10, 2017, by which time the Company must complete its review and reconciliation of the post-Asset Sale financials and file with the Securities and Exchange Commission and NASDAQ a report on Form 8-K evidencing compliance with the Rule by disclosing:

(i)	the original deficiency letter from NASDAQ dated November 17, 2004;
(ii)	a description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing;
(iii)	either an affirmative statement that, as of the date of the report the Company believed that it had regained compliance with the stockholders’ equity requirement based upon the completed transaction or event OR a balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date that evidences compliance with the stockholders' equity requirement, as well as a disclosure that the Company believes it also satisfies the stockholders’ equity requirement as of the report date; and
(iv)	a disclosure stating that NASDAQ will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

If the Company fails to evidence compliance with the Rule upon filing its periodic report for the period ended March 31, 2017 with the United States Securities and Exchange Commission and NASDAQ, the Company may be subject to delisting. In the event the Company does not satisfy the terms, NASDAQ will provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting notice to a Listing Qualifications Panel.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: January 27, 2017	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer